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                                                                     Exhibit 5.1

                                                    Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

                                  July 2, 2004

CDF Financing, L.L.C.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

Re:   CDF Financing, L.L.C.
      CDF Funding, Inc.
      Distribution Financial Services Floorplan Master Trust
      GE Dealer Floorplan Master Note Trust
      Amendment No. 2 to Registration Statement on Form S-3

We have acted as special counsel for CDF Financing, L.L.C., a Delaware limited liability company ("CDF Financing"), and CDF Funding, Inc., a Delaware corporation ("CDF Funding"), in connection with the filing by CDF Financing, CDF Funding, Distribution Financial Services Floorplan Master Trust, a trust formed under the laws of the State of New York (the "Underlying Trust") and GE Dealer Floorplan Master Note Trust, a Delaware statutory trust (the "Note Trust"), as co-registrants (collectively, the "Co-Registrants") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration Nos. 333-115582, 333-115582-02, 333-115582-03 and 333-115582-04), as amended (the "Registration
Statement"), registering (i) a Note Trust Certificate to be issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (as amended, the "PSA"), among CDF Financing, L.L.C., GE Commercial Distribution Finance Corporation and Wilmington Trust Company, as trustee, and a related Series Supplement (the "Series Supplement" and together with the PSA, the "Pooling and Servicing Agreement") and

    Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

    Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
       English limited liability partnership in the offices listed above.

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July 2, 2004
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(ii) asset-backed notes (the "Notes") secured by the Note Trust's interests in various receivables and related assets and by the Note Trust Certificate. The Note Trust Certificate represents an undivided interest in all of the property of the Underlying Trust, including, but not limited to, receivables in a portfolio of dealer floorplan accounts and related assets. The Notes of a particular Series will be issued pursuant to a Master Indenture (as may be amended or otherwise modified from time to time, the "Master Indenture"), between the Note Trust and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"), and a related Indenture Supplement (the "Indenture Supplement" and together with the Master Indenture, the "Indenture"), between the Note Trust and the Indenture Trustee, substantially in the form filed as
Exhibit 4.2 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Master Indenture.

We have examined executed copies of the Registration Statement, the PSA, and forms of the Series Supplement, the Master Indenture, the Trust Agreement, the First Tier Agreement, the Second Tier Agreement, and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the "Transaction Documents").

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at CDF Funding's direction, be sold by the Note Trust for reasonably equivalent consideration.

We have also assumed that: (i) the Transaction Documents, the Note Trust Certificate and the Notes have been or will be duly authorized by all necessary corporate, limited liability or trust action; (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture; (iii) the issuance, transfer and pledge of the Note Trust Certificate to the Note Trust pursuant to the Transaction Documents will not be contrary to any applicable law, rule, regulation or order; and (iv) the Note Trust Certificate will be duly executed, authenticated and delivered in the name of the Note Trust in accordance with the terms of the Pooling and Servicing Agreement.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of the parties to the Transaction Documents and their affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Notes or any Note Trust Certificate for which we do not act as counsel to you.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

      1. When the Indenture Supplement for a Series of Notes has been duly and validly authorized, executed and delivered by the Note Trust and the Indenture Trustee substantially in the form filed as an exhibit to the Registration Statement and the Notes of that Series have been

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July 2, 2004
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duly executed, authenticated, delivered and sold as contemplated in the Master
Indenture and the Registration Statement, such Notes will be binding obligations of the Note Trust.

      2     When the Series Supplement has been duly and validly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement and the Note Trust Certificate has been duly executed, authenticated, delivered and sold as contemplated in the Transaction Documents and the Registration Statement, the holder of the Note Trust Certificate will be entitled to the benefits of the Pooling and Servicing Agreement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation Law of Delaware and the Federal law of the United States.

                                       /s/ Mayer, Brown, Rowe & Maw LLP

                                       MAYER, BROWN, ROWE & MAW LLP

MLK/JRS/MRA